UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	October 23, 2006

THE DRESS BARN, INC.
(Exact name of registrant as specified in its charter)

Connecticut
(State or other Jurisdiction of Incorporation)

0-11736	06-0812960
Commission File	(I.R.S. Employer
Number)	Identification No.)

30 Dunnigan Drive, Suffern, New York	10901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(845) 369-4500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (ss General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 204.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 23, 2006, the Compensation and Stock Incentive Committee (the “Committee”) of The Dress Barn Inc. (the “Company”) approved a long term incentive program through the grant of performance-based restricted stock under the Company’s 2001 Stock Incentive Plan (the “LTIP”). Grants under the LTIP will be based on the level of achievement of performance goals for the Company’s 2007 through 2009 fiscal years (the “Performance Period”). The LTIP is intended to promote the Company’s continued growth and profitability, reinforce the Company’s long term business goals and create long term value for the Company’s shareholders by rewarding executive officers based on the level of their responsibilities and the Company’s achievement of long term performance goals.

Twenty-nine key officers, including the named executive officers set forth in the chart below, will be offered the opportunity to participate in the LTIP by entering into performance-based restricted stock agreements with the Company. The performance goals relate to the Company’s market capitalization growth, operating income growth and return on invested capital during the Performance Period. Subject to their remaining employed with the Company through the date the achievement of the performance goals is certified, the executives may be issued between 50-150% of the number of target shares of restricted stock awarded based upon the level of achievement of each performance goal. Following that date and subject to the executive’s continuing service with the Company, any restricted stock issued will vest in equal one-third increments on each of the first, second and third anniversaries of the day immediately following the last day of the Performance Period, with accelerated vesting upon the executive’s termination due to death or disability, upon a change in control, or upon the executive’s achievement of a combined number of years based on their age and years of service with the Company. The performance goals for the Performance Period are intended to constitute “performance goals” under the Company’s 2001 Stock Incentive Plan and, accordingly, shares granted under the LTIP are intended to constitute “performance based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended.

Grants under the LTIP in the form of performance-based restricted stock were approved by the Committee on October 23, 2006 for the Company’s named executive officers, other than the Chairman. Set forth below is the number of target shares granted to the following named executive officers (i.e., the number of shares of restricted stock that would be issued based on the achievement of 100% of each performance goal):

Officer	Title	Number of Target Shares Based on Achievement of 100% of each Performance Goal
David Jaffe	President and Chief Executive Officer	39,323
Armand Correia	Senior Vice President and Chief Financial Officer	8,866
Vivian Behrens	Senior Vice President and Chief Marketing Officer	8,580
Gene Wexler, Esq.	Senior Vice President, General Counsel and Assistant Secretary	5,577

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE DRESS BARN, INC. (Registrant)

Date: October 27, 2006

BY:	/S/ ARMAND CORREIA Armand Correia Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)